UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  September 15, 2006

BANNER RESOURCES INC. (Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-128586 (Commission File Number)	98-0446606 (IRS Employer Identification No.)

206 – 595 HOWE STREET VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2T5 (Address of Principal Executive Offices) (Zip Code)

(604) 681-2575
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    8.01. Other Events

On September 15, 2006, Banner Resources Inc. (the “Registrant”) accepted subscriptions from two investors and issued 500,000 shares of common stock at $0.20 per share for gross proceeds of $100,000. The shares were issued as part of the Registrant’s registered offering of up to 3,000,000 shares of common stock under the registration statement on Form SB-2 filed with the Securities and Exchange Commission (SEC File No: 333-128586).

On September 19, 2006, Jamie H. Disher, the former president, secretary, treasurer and director of the Registrant, transferred and assigned 1,000,000 shares of common stock of the Registrant to Robert Krause under the terms of an agreement.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANNER RESOURCES INC.
(Registrant)

Dated: September 15, 2006	By: /s/ Robert Krause
Robert Krause President, Secretary, Treasurer and Director